October 25, 1996


Facsimile (847) 317-4462) & Federal Express
Templeton Investors
c/o The Balcor Company
Attn:     Ilona Adams
2355 Waukegan Road
Suite A200
Bannockburn, IL 60015

Facsimile (713) 242-1144 & Federal Express
Ms. Frances Chetta
Charter Title Company, as agent
for Lawyers Title Insurance Company
4655 Sweetwater Blvd., Suite 200
Sugar Land, TX 77479

     Re: Agreement of Sale dated August 26, 1996 ("Agreement") by and between Templeton Investors, an Illinois limited partnership ("Seller") and Griffis/Blessings, Inc., a Colorado corporation or qualified assigns ("Purchaser")

Dear Ms. Adams and Ms. Chetta:

     Pursuant to the terms of the Agreement and Escrow Agreement ("Escrow Agreement") dated August 26, 1996 by and between Seller and Purchaser, please find enclosed a Notice of Disapproval executed by Purchaser notifying Seller of Purchaser's disapproval of the "Property" (as defined in the Agreement and Escrow Agreement) and termination of the Agreement. Please refund to Purchaser the refundable portion of the Earnest Money in accordance with the Agreement and Escrow Agreement.

     Copies of the reports received by the Purchaser are not included with this letter because of their bulk and quantity. We will under separate cover provide these reports to you for overnight delivery.

     We regret to inform you of our decision to terminate the Agreement; however we have been unable to timely resolve the few remaining issues with our prospective lender. We wish to express our willingness to move forward with the acquisition of the Property provided Seller extends the Approval Date and Disapproval Date until such time as we have commitment from the lender, which we anticipate will be within 2 to 3 weeks from delivery of the loan application.
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     Thank you for your past courtesies and professional manner.  Should you have any questions, please do not hesitate to call me.


                              Sincerely yours,
                              BRADEN, FRINDT, STINAR, & STAGEMEN, LLC

                              /s/ Gilbert G. Weiskopf

                              Gilbert G. Weiskopf


GGW:ce
Enclosure
cc:  Al Lieberman
     Phillip Schecter
     Morton Poznak, Esq.
     Ian Griffis
     Rick Saas Esq.
     Turner Smith
     Gordon Michelson
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                                   EXHIBIT A

                             NOTICE OF DISAPPROVAL

     The undersigned, the Purchaser under that certain Agreement dated August 26, 1996 providing for the sale by Templeton Investors, an Illinois limited partnership of property located in Colorado Springs, Colorado and known as Templeton Park Apartments does hereby, pursuant to the provisions of the Agreement, terminate the Agreement prior to the "Disapproval Date" as defined in this Escrow Agreement and does hereby request that Charter Title Company, as Escrow Agent, return the Earnest Money under this Escrow Agreement to the undersigned. The undersigned certifies that Purchaser has delivered copies of all of the Reports (as that term is defined in the Agreement) to the Seller.


Dated:  October 25, 1996

                                        Griffis/Blessing, Inc., a Colorado
                                        corporation

                                        /s/ Buck Blessing
                                        ----------------------------------
                                        Buck Blessing, as Vice President
                                        and Secretary
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